Exhibit 99.1


      Citrix Reports Fourth Quarter and Fiscal Year 2005 Results; Quarterly Revenue Growth of 26% and Full Year Growth of 23%; Quarterly GAAP EPS
                    Growth of 9% and Full Year Growth of 24%


     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Jan. 18, 2006--

     Quarterly Non-GAAP EPS Growth of 24% and Full Year Growth of 26%

     Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in access infrastructure solutions, today reported financial results for the fourth quarter and fiscal year ended Dec. 31, 2005.

     Financial Results

     GAAP Results

     In the fourth quarter of fiscal 2005, Citrix achieved record revenue of $269 million, compared to $214 million in the fourth quarter of fiscal 2004, representing 26 percent revenue growth. Annual revenues for 2005 were $909 million, compared to $741 million in the previous year, a 23 percent increase.
     Net income for the fourth quarter of fiscal 2005 was $59 million, or $0.32 per diluted share, compared to $52 million, or $0.30 per diluted share, for the fourth quarter of fiscal 2004. Annual net income for 2005 was $166 million, or $0.93 per diluted share, compared to $132 million, or $0.75 per diluted share in fiscal 2004.

     Non-GAAP Results

     Non-GAAP net income was $67 million for the fourth quarter of fiscal 2005, or $0.36 per diluted share, compared to $52 million, or $0.29 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, deferred stock-based compensation, the write-off of in-process research and development and the related tax effects of these items.
     Annual non-GAAP net income for 2005 was $209 million, or $1.17 per diluted share, compared to $162 million, or $0.93 per diluted share, in 2004. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, deferred stock-based compensation, the write-off of in process research and development, the write-off of deferred debt issuance costs, the related tax effects of these items and the tax provision related to the repatriation of foreign earnings under the American Jobs Creation Act (AJCA).
     "We finished a strong 2005 with a record fourth quarter," said Mark Templeton, president and chief executive officer for Citrix. "Solid performance across our products and regions drove record revenue for the company, excellent license growth and strong operating margin."

     Q4 Financial Highlights

     -- Revenue grew in the America's region by 30 percent; the EMEA region by 16 percent, and the Pacific region by 9 percent, compared to the fourth quarter of 2004.

     -- Product license revenue increased 23 percent, compared to the fourth quarter of 2005.

     -- Online services contributed $29 million of revenue, up 71 percent year over year on a GAAP basis and 60 percent when considering purchase accounting adjustments compared to the fourth quarter of 2004.

     -- Revenue from license updates grew 18 percent, compared to the fourth quarter of 2004.

     -- Technical services revenue, which is comprised of consulting, education and technical support, grew 33 percent, compared to the fourth quarter of 2004.

     -- Deferred revenue totaled $286 million, compared to $225 million at Dec. 31, 2004.

     -- Operating margin was 25 percent for the quarter; non-GAAP operating margin was 29 percent for the quarter excluding the effects of amortization of intangible assets primarily related to business combinations, deferred stock-based compensation, and the related tax effects of these items.

     -- Cash flow from operations was $79 million, compared to $80 million in the fourth quarter of 2004. This brings total twelve month cash flow from operations to $293 million.

     Annual Financial Highlights

     --   Total annual revenue grew 23 percent compared to fiscal 2004.

     -- Annual diluted earnings per share for fiscal 2005 increased 24 percent compared to fiscal 2004. Annual non-GAAP diluted earnings per share for fiscal 2005 increased 26 percent compared to fiscal 2004. Annual non-GAAP diluted earnings per share excludes the effects of amortization of intangible assets primarily related to business combinations, deferred stock-based compensation, the write-off of in process research and development, the write-off of deferred debt issuance costs, the related tax effects of these items, and the tax provision related to the repatriation of foreign earnings under the AJCA.

     -- Operating margin was 23 percent for fiscal 2005; non-GAAP operating margin was 27 percent, excluding the items noted above.

     --   Cash flow from operations was $293 million for fiscal 2005.

     -- During fiscal 2005, the company repurchased 7.4 million shares at an average net price per share of $23.51 equating to approximately $174 million in total expenditures.

     Financial Outlook for First Quarter 2006

     Citrix management offers the following guidance for the first fiscal quarter 2006 ending March 31, 2006:

     -- Net revenue is expected to be in the range of $240 million to $249 million for the first quarter of fiscal 2006.

     -- GAAP diluted earnings per share is expected to be in the range of $0.18 to $0.20, and non-GAAP diluted earnings per share is expected to be in the range of $0.27 to $0.28, excluding $0.04 related to the effects of amortization of intangible assets primarily related to business combinations, and $0.04 to $0.05 related to the effects of stock-based compensation expenses.

     The above statements are based on current expectations including estimates. These statements are forward looking, and actual results may differ materially.

     Financial Outlook for Fiscal Year 2006

     Citrix management offers the following guidance for the fiscal year 2006. The company expects net revenue to be in the range of $1.030 billion to
$1.060 billion. The company expects GAAP diluted earnings per share to be in the range of $0.88 to $0.97, and non-GAAP diluted earnings per share to be in the range of $1.23 to $1.28. Non-GAAP diluted earnings per share excludes $0.15 related to the effects of amortization of intangible assets primarily related to business combinations and $0.16 to $0.20 related to the impact stock-based compensation expenses.
     The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

     Product and Alliance Highlights

     During the fourth quarter, Citrix:

     --   Launched its first 64-bit solution for application virtualization:
          Citrix Presentation Server(TM) 4.0 for Microsoft(R) Windows Server(TM) 2003 x64 Edition.

     --   Introduced Citrix(R) NetScaler(R) Application Switch Standard Edition
          (SE), a new edition of its popular application delivery product line targeted specifically for the needs of small-to-medium enterprises.

     -- Acquired Sunnyvale, CA.-based Teros, Inc., a privately-held provider of application security solutions. The deal allows Citrix to further extend the technological leadership of the company's NetScaler application delivery product line.

     -- Introduced Citrix Hospitality Voice Services, its new packaged IP telephony services specially designed for the hospitality industry.

     -- Announced it has been positioned by Gartner in the "visionary" quadrant in the "Magic Quadrant for SSL/VPN, North America, 3Q05" report; and has moved into the #1 market share position for SSL/VPN according to Infonetics Research.

     -- Announced it has been positioned in the Leaders Quadrant of the most recent Gartner Application Delivery Products Magic Quadrant Report.

     -- Introduced Citrix(R) GoToAssist(TM) 7, the next generation of the industry-leading remote technical-support and professional-services solution.

     Conference Call Information

     Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.
     The conference call may also be accessed by dialing: (888) 799-0519 or
(706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate Web site at http://www.citrix.com/investors for approximately thirty days. In addition, an audio replay of the conference call will be available through Jan. 20, 2006, by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 3745280).

     About Citrix

     Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader and most trusted name in on-demand access. More than 160,000 organizations around the world use the Citrix Access Platform to provide the best possible access experience to any application for any user. Citrix customers include 100% of the Fortune 100 companies and 98% of the Fortune Global 500, as well as hundreds of thousands of small businesses and individuals. Citrix has approximately 6,200 channel and alliance partners in more than 100 countries. Citrix annual revenues in 2004 were $741 million. Learn more at http://www.citrix.com.

     For Citrix Investors

     This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, the statements contained in the Financial Outlook for First Quarter 2006, Financial Outlook for Fiscal Year 2006, and in the reconciliation of non-GAAP financial measures to comparable U.S. GAAP measures concerning management's forecast of revenues and earnings per share, statements regarding existing and new products and services, and management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success of the company's product lines; the company's product concentration and its ability to develop and commercialize new products and services; the success of investments in its product groups, foreign operations and vertical and geographic markets; the company's ability to successfully integrate the operations and employees of acquired companies, and the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the company's ability to maintain and expand its core business in large enterprise accounts; the company's ability to attract and retain small sized customers; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition, including the effects of FAS 123(R) on certain of the company's GAAP financial measures due to the variability of the factors used to estimate the value of stock-based compensation; the company's reliance on and the success of the company's independent distributors and resellers for the marketing and distribution of the company's products and the success of the company's marketing and licensing programs; increased competition; changes in the company's pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees; competition and other risks associated with the market for our Web-based access, training and customer assistance products and appliance products; as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in the IT spending environment; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

     Use of Non-GAAP Financial Measures

     In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.


                         CITRIX SYSTEMS, INC.

              Condensed Consolidated Statements of Income
           (In thousands, except per share data - unaudited)

                               Three Months Ended  Twelve Months Ended
                                   December 31,        December 31,
                                  2005     2004       2005     2004
                               ---------------------------------------
Revenues:
     Product licenses            $130,131 $106,229  $409,435 $369,826
     License updates               88,961   75,263   331,102  271,547
     Online services               28,725   16,762    99,097   44,101
     Technical services            20,839   15,713    69,088   55,683
                               ---------------------------------------
           Total net revenues     268,656  213,967   908,722  741,157

Cost of revenues:
     Cost of product license
      revenue                       5,931      802    14,404    3,824
     Cost of service revenue       10,273    4,937    26,794   16,472
     Amortization of core and
      product technology            5,278   (3,884)   16,766    6,127
                               ---------------------------------------
            Total cost of
             revenue               21,482    1,855    57,964   26,423

                               ---------------------------------------
Gross margin                      247,174  212,112   850,758  714,734

Operating expenses:
     Research and development      28,515   23,314   107,037   86,357
     Sales, marketing and
      support                     108,988  100,022   391,509  337,566
     General and administrative    35,719   27,786   124,838  106,516
     Amortization of intangible
      assets                        4,084    1,711    11,622    6,204
     Amortization of deferred
      stock-based compensation      2,875        -     4,261        -
     In-process research and
      development                       -      400     7,000   19,100
                               ---------------------------------------
            Total operating
             expenses             180,181  153,233   646,267  555,743
Income from operations             66,993   58,879   204,491  158,991
Write-off of deferred debt
 issuance costs                         -        -         -   (7,219)
Other income, net                   5,376    4,279    21,017   12,661
                               ---------------------------------------
Income before income taxes         72,369   63,158   225,508  164,433

Income taxes                       13,428   10,860    59,168   32,887
                               ---------------------------------------
Net income                        $58,941  $52,298  $166,340 $131,546
                               =======================================

Earnings per share - diluted        $0.32    $0.30     $0.93    $0.75
                               =======================================
Weighted average shares
 outstanding -
    Diluted                       182,769  176,576   178,036  174,734
                               =======================================
Non GAAP net income               $66,704  $51,942  $208,763 $162,466
                               =======================================
Non GAAP earnings per share -
 diluted                            $0.36    $0.29     $1.17    $0.93
                               =======================================

Note: See accompanying reconciliation of non-GAAP financial measures to comparable US GAAP measures (unaudited).



                 Condensed Consolidated Balance Sheets
                      (In thousands - unaudited)

                                             December 31, December 31,
                                                  2005        2004
                                             -------------------------
ASSETS:
Cash and cash equivalents                        $484,035     $73,485
Short-term investments                             18,900     159,656
Accounts receivable, net                          142,015     108,399
Other current assets                               81,507      85,040
                                             -------------------------
     Total current assets                         726,457     426,580

Restricted cash equivalents and investments        63,728     149,051
Long-term investments                              51,286     183,974
Property and equipment, net                        73,727      69,281
Goodwill and other intangible assets, net         729,327     448,624
Other long-term assets                             37,131       8,574
                                             -------------------------
     Total assets                              $1,681,656  $1,286,084
                                             =========================

LIABILITIES AND
STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses            $159,853    $131,287
Current portion of deferred revenues              266,223     210,872
                                             -------------------------
     Total current liabilities                    426,076     342,159

Long-term debt                                     31,000           -
Long-term portion of deferred revenues             19,803      14,271
Other liabilities                                   1,297       4,749

Stockholders' equity                            1,203,480     924,905

                                             -------------------------
Total liabilities and stockholders' equity     $1,681,656  $1,286,084
                                             =========================


                         CITRIX SYSTEMS, INC.

            Condensed Consolidated Statement of Cash Flows
                      (In thousands - unaudited)

                                                       Twelve Months
                                                       Ended December
                                                          31, 2005
                                                      ----------------
OPERATING ACTIVITIES
Net income                                                   $166,340
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Amortization and depreciation                               50,358
   Amortization of deferred stock-based compensation            4,261
   In-process research and development                          7,000
   Provision for accounts receivable allowances                 6,100
   Deferred income tax benefit                                (14,348)
   Tax benefit related to the exercise of
    non-statutory stock options and disqualifying
      Dispositions of incentive stock options                  38,336
   Other non-cash items                                           541
                                                      ----------------
               Total adjustments to reconcile net
                income to net cash provided by
                operating activities                           92,248
   Changes in operating assets and liabilities, net of
    effects of acquisitions:
                Accounts receivable                           (28,424)
                Prepaid expenses and other current
                 assets                                           775
                Other assets                                      234
                Deferred tax assets, net                        2,111
                Accounts payable and accrued expenses           7,978
                Deferred revenues                              54,864
                Other liabilities                              (2,983)
                                                      ----------------
                Total changes in operating assets and
                 liabilities, net of effects of
                 acquisitions                                  34,555
                                                      ----------------
Net cash provided by operating activities                     293,143

INVESTING ACTIVITIES
Net proceeds from sales, maturities and purchases of
 available-for-sale investments                               354,987
Cash paid for acquisitions, net of cash acquired             (168,347)
Purchases of property and equipment                           (26,377)
                                                      ----------------
Net cash provided by investing activities                     160,263

FINANCING ACTIVITIES
Proceeds from issuance of common stock                        101,592
Net proceeds from term loan and revolving credit
 facility                                                      29,902
Cash paid under stock repurchase programs                    (174,350)
                                                      ----------------
Net cash used in financing activities                         (42,856)
                                                      ----------------
Change in cash and cash equivalents                           410,550
Cash and cash equivalents at beginning of period               73,485
                                                      ----------------
Cash and cash equivalents at end of period                   $484,035
                                                      ================


     Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

     We utilize certain non-GAAP financial measures to evaluate our performance. We consider these measures important indicators of our success. Citrix provides these non-GAAP measures of the company's performance to investors to enable them to, among other things, better compare Citrix's most recent results of operations against financial models prepared by the company's investors and securities analysts, and to provide additional information concerning the impact of business acquisitions on Citrix's results of operations. In addition, we believe that it is useful to investors to review information concerning Citrix's results of operations on both a GAAP basis and a non-GAAP basis that excludes stock-based compensation expense under FAS 123(R) amongst others as it relates to 2006 forward-looking guidance. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States ("GAAP") such as net income and earnings per share and should not be considered measures of our liquidity. In addition, our non-GAAP financial measures may not be comparable to similar measures reported by other companies.
     The following tables reconcile non-GAAP financial measures used in this release to the most comparable GAAP measure for the respective periods (in thousands, except for per share information and percentages):



                         CITRIX SYSTEMS, INC.

     RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF INCOME
      TO THE NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (In thousands, except per share data - unaudited)

                                             Three Months Ended
                                              December 31, 2005
                                       -------------------------------
                                         GAAP    Adjustments  Non-GAAP
                                       -------------------------------
Revenues:
   Product licenses                    $130,131           -  $130,131
   License updates                       88,961           -    88,961
   Online services                       28,725           -    28,725
   Technical services                    20,839           -    20,839
                                       -------------------------------
          Total net revenues            268,656           -   268,656

Cost of revenues:
   Cost of product license revenues       5,931           -     5,931
   Cost of services revenues             10,273           -    10,273
   Amortization of core and product
    technology                            5,278      (5,278) A      -
                                       -------------------------------
          Total cost of revenues         21,482      (5,278)   16,204

Gross margin                            247,174       5,278   252,452

Operating expenses:
   Research and development              28,515           -    28,515
   Sales, marketing and support         108,988           -   108,988
   General and administrative            35,719           -    35,719
   Amortization of other intangible
    assets                                4,084      (4,084) A      -
   Amortization of deferred stock-based                             -
        Compensation                      2,875      (2,875) B      -
    In-process research and development       -           -         -
                                       -------------------------------
          Total operating expenses      180,181      (6,959)  173,222
                                       -------------------------------
Income from operations                   66,993      12,237    79,230
Other income, net                         5,376           -     5,376
                                       -------------------------------
Income before income taxes               72,369      12,237    84,606

Income taxes                             13,428       4,474 D  17,902
                                       -------------------------------
Net Income                              $58,941      $7,763   $66,704
                                       ===============================

Earnings per common share - diluted       $0.32       $0.04     $0.36
                                       ===============================
Weighted average shares outstanding -
 diluted                                182,769               182,769
                                       ===============================


                                             Three Months Ended
                                              December 31, 2004
                                       -------------------------------
                                         GAAP   Adjustments   Non-GAAP
                                       -------------------------------
Revenues:
   Product licenses                    $106,229           -  $106,229
   License updates                       75,263           -    75,263
   Online services                       16,762           -    16,762
   Technical services                    15,713           -    15,713
                                       -------------------------------
          Total net revenues            213,967           -   213,967

Cost of revenues:
   Cost of product license revenues         802           -       802
   Cost of services revenues              4,937           -     4,937
   Amortization of core and product
    technology                           (3,884)      3,884 A       -
                                       -------------------------------
          Total cost of revenues          1,855       3,884     5,739

Gross margin                            212,112      (3,884)  208,228

Operating expenses:
   Research and development              23,314           -    23,314
   Sales, marketing and support         100,022           -   100,022
   General and administrative            27,786           -    27,786
   Amortization of other intangible
    assets                                1,711      (1,711) A      -
   Amortization of deferred stock-based
        Compensation                          -           -         -
    In-process research and development     400        (400) C      -
                                       -------------------------------
          Total operating expenses      153,233      (2,111)  151,122
                                       -------------------------------
Income from operations                   58,879      (1,773)   57,106
Other income, net                         4,279           -     4,279
                                       -------------------------------
Income before income taxes               63,158      (1,773)   61,385

Income taxes                             10,860      (1,417) E  9,443
                                       -------------------------------
Net Income                              $52,298        (356)  $51,942
                                       ===============================

Earnings per common share - diluted       $0.30      ($0.01)    $0.29
                                       ===============================
Weighted average shares outstanding -
 diluted                                176,576               176,576
                                       ===============================

A - To exclude the effects of the amortization of core and product technology and other intangible assets primarily related to business combinations.

B - To exclude the effect of amortization of deferred stock-based compensation.

C - To exclude the effect of the write off of in-process research and development related to business combinations.

D - To exclude the tax effects of amortization of core and product technology and other intangible assets and the amortization of deferred stock-based compensation.

E - To exclude the tax effects of amortization of core and product technology and other intangible assets and the write off of in-process research and development related to business combinations.


                      CITRIX SYSTEMS, INC.

     RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF INCOME
      TO THE NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (In thousands, except per share data - unaudited)

                                             Twelve Months Ended
                                              December 31, 2005
                                       -------------------------------
                                         GAAP   Adjustments   Non-GAAP
                                       -------------------------------
Revenues:
   Product licenses                    $409,435           -  $409,435
   License updates                      331,102           -   331,102
   Online services                       99,097           -    99,097
   Technical services                    69,088           -    69,088
                                       -------------------------------
          Total net revenues            908,722           -   908,722

Cost of revenues:
   Cost of product license revenues      14,404           -    14,404
   Cost of services revenues             26,794           -    26,794
   Amortization of core and product
    technology                           16,766     (16,766) A      -
                                       -------------------------------
          Total cost of revenues         57,964     (16,766)   41,198

Gross margin                            850,758      16,766   867,524

Operating expenses:
   Research and development             107,037           -   107,037
   Sales, marketing and support         391,509           -   391,509
   General and administrative           124,838           -   124,838
   Amortization of other intangible
    assets                               11,622     (11,622) A      -
   Amortization of deferred stock-based
        Compensation                      4,261      (4,261) B      -
    In-process research and development   7,000      (7,000) C      -
                                       -------------------------------
          Total operating expenses      646,267     (22,883)  623,384
                                       -------------------------------

Income from operations                  204,491      39,649   244,140
Write-off of deferred debt issuance
 costs                                        -           -         -
Other income, net                        21,017           -    21,017
                                       -------------------------------
Income before income taxes              225,508      39,649   265,157

Income taxes                             59,168      (2,774) E 56,394
                                       -------------------------------
Net Income                             $166,340     $42,423  $208,763
                                       ===============================

Earnings per common share - diluted       $0.93       $0.24     $1.17
                                       ===============================
Weighted average shares outstanding -
 diluted                                178,036               178,036
                                       ===============================


                                             Twelve Months Ended
                                              December 31, 2004
                                       -------------------------------
                                         GAAP   Adjustments   Non-GAAP
                                       -------------------------------
Revenues:
   Product licenses                    $369,826           -  $369,826
   License updates                      271,547           -   271,547
   Online services                       44,101           -    44,101
   Technical services                    55,683           -    55,683
                                       -------------------------------
          Total net revenues            741,157           -   741,157

Cost of revenues:
   Cost of product license revenues       3,824           -     3,824
   Cost of services revenues             16,472           -    16,472
   Amortization of core and product
    technology                            6,127      (6,127) A      -
                                       -------------------------------
          Total cost of revenues         26,423      (6,127)   20,296

Gross margin                            714,734       6,127   720,861

Operating expenses:
   Research and development              86,357           -    86,357
   Sales, marketing and support         337,566           -   337,566
   General and administrative           106,516           -   106,516
   Amortization of other intangible
    assets                                6,204      (6,204) A      -
   Amortization of deferred stock-based
        Compensation                          -           -         -
   In-process research and development   19,100     (19,100) C      -
                                       -------------------------------
          Total operating expenses      555,743     (25,304)  530,439
                                       -------------------------------
Income from operations                  158,991      31,431   190,422
Write-off of deferred debt issuance
 costs                                   (7,219)      7,219 D       -
Other income, net                        12,661           -    12,661
                                       -------------------------------
Income before income taxes              164,433      38,650   203,083

Income taxes                             32,887       7,730 F  40,617
                                       -------------------------------
Net Income                             $131,546     $30,920  $162,466
                                       ===============================

Earnings per common share - diluted       $0.75       $0.18     $0.93
                                       ===============================
Weighted average shares outstanding -
 diluted                                174,734               174,734
                                       ===============================

A - To exclude the effects of the amortization of core and product technology and other intangible assets primarily related to business combinations.

B - To exclude the effect of amortization of deferred stock-based compensation.

C - To exclude the effect of the write-off of in-process research and development related to business combinations.

D - To exclude the effect of the write-off of deferred debt issuance costs due to the redemption of the Company's convertible subordinated debentures.

E - To exclude the tax effect of amortization of core and product technology and other intangible assets, the amortization of deferred stock-based compensation, the write-off of in-process research and development related to business combinations and the tax provision related to the repatriation of foreign earnings under the AJCA.

F - To exclude the tax effect of amortization of core and product technology and other intangible assets, the write-off of in-process research and development related to business combinations and the write-off of deferred debt issuance costs.


                       Forward-looking Guidance
               for the Three Months Ended March 31, 2006
----------------------------------------------------------------------

                                              Earnings Per Share
                                                Range - Diluted
                                           ---------------------------
U.S. GAAP measure                                $0.18 to $0.20
Adjustments to exclude the effects of
 amortization of intangible assets                   $0.04
                                           ---------------------------
Adjustments to exclude the effects of
 expenses related to stock-based
 compensation                                    $0.04 to $0.05
                                           ===========================
Non GAAP figures                                 $0.27 to $0.28
                                           ===========================





                       Forward-looking Guidance
                for Fiscal Year Ended December 31, 2006
 ---------------------------------------------------------------------

                                              Earnings Per Share
                                                Range - Diluted
                                          ---------------------------
  U.S. GAAP measure                              $0.88 to $0.97
  Adjustments to exclude the effects of
   amortization of intangible assets                 $0.15
                                          ---------------------------
  Adjustments to exclude the effects of
   expenses related to stock-based
   compensation                                  $0.16 to $0.20
                                          ===========================
  Non GAAP figures                               $1.23 to $1.28
                                          ===========================


     Citrix(R), NetScaler(R), Citrix Presentation Server(TM) and GoToAssist(TM) are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. Microsoft(R) and Windows Server(TM) are registered trademarks of Microsoft Corporation in the U.S. and/or other countries. All other trademarks and registered trademarks are property of their respective owners.


    CONTACT: Citrix Systems, Inc., Fort Lauderdale
             Media Inquiries:
             Eric Armstrong, 954-267-2977
             eric.armstrong@citrix.com
             or
             A&R Partners
             Eric Jones, 212-905-6154
             ejones@arpartners.com
             or
             Investor Inquiries:
             Citrix Systems, Inc.
             Jeff Lilly, 954-267-2886
             jeff.lilly@citrix.com